EXHIBIT 4.3
                                                                     -----------



         DATED                                          JULY 15, 2003
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         ------------------------------------------------------------

                                    AGREEMENT

                                 RELATING TO THE

                     CARNIVAL CORPORATION DEED OF GUARANTEE

          ------------------------------------------------------------

                                    AGREEMENT
                                 RELATING TO THE
                     CARNIVAL CORPORATION DEED OF GUARANTEE


This Agreement ("AGREEMENT") is made on July 15, 2003, relating to the Carnival Corporation Deed of Guarantee (the "DEED OF GUARANTEE") made on April 17, 2003 between Carnival Corporation ("CARNIVAL CORPORATION") and Carnival plc (under its then name, P&O Princess Cruises plc) ("CARNIVAL PLC"), for the benefit of the Holders (as defined in the Indenture (as defined below)) of Carnival plc's 7.30% Notes due 2007 and 7.875% Debentures due 2027 (collectively, the "U.S. NOTES"). The U.S. Notes are governed by an Indenture dated October 23, 2000 among Carnival plc, P&O Princess Cruises International Limited (formerly, P&O Cruises Limited) and The Bank of New York, as trustee (the "PRINCIPAL INDENTURE"), as supplemented by a first supplemental indenture dated July 15, 2003 among Carnival plc, P&O Princess Cruises International Limited and The Bank of New York (the "FIRST SUPPLEMENTAL INDENTURE" and, together with the Principal Indenture and any other supplemental indenture thereto or other amendment or restatement thereof, all as from time to time modified in accordance with the provisions therein, the "Indenture").

BACKGROUND

By a resolution of the Board of Directors of Carnival Corporation passed on April 17, 2003, Carnival Corporation resolved to provide the guarantee contained in the Deed of Guarantee for the benefit of certain holders of existing Carnival plc debt.

By a resolution of the Board of Directors of Carnival plc passed on April 17, 2003, Carnival plc resolved to execute the documentation necessary to allow Carnival Corporation to provide the Deed of Guarantee for the benefit of certain holders of existing Carnival plc debt.

Subject to the execution of the Supplemental Indenture by Carnival plc, P&O Princess Cruises International Limited and The Bank of New York, Carnival Corporation and Carnival plc have agreed to extend the benefit of the Deed of Guarantee to the Holders, by providing that the payment of principal and interest in respect of the U.S. Notes, and all other monetary obligations of Carnival plc under, or pursuant to, the U.S. Notes and the Indenture shall constitute an Obligation under the Deed of Guarantee, which Deed of Guarantee, for the avoidance of doubt, shall be enforceable by the Trustee (as defined in the Indenture), in its capacity as trustee for the Holders, and in accordance with the provisions of, and subject to the limitations contained in, the Indenture.

The First Supplemental Indenture has been so executed on the date hereof.

THIS AGREEMENT WITNESSES as follows:

1.       DEFINITIONS

Save as provided in this Agreement, and unless there is something in the subject matter or context inconsistent therewith, all words and expressions defined in the Deed of Guarantee shall have the same meanings in this Agreement.

2.       AGREEMENT WITH RESPECT TO ADDITIONAL OBLIGATION

2.1 Pursuant to paragraph (b) of the definition of Obligation in the Deed of Guarantee, Carnival Corporation and Carnival plc hereby agree that the principal and interest in respect of the U.S. Notes, and all other monetary obligations of Carnival plc under, or pursuant to, the U.S. Notes and the Indenture, shall constitute an Obligation under the Deed of Guarantee.

2.2 In accordance with the provisions of the Deed of Guarantee, a note of the Obligation described in Section 2.1 above, in the form attached in the Exhibit to this Agreement, shall be appended as an exhibit to the Deed of Guarantee.

3.       COUNTERPARTS

This Agreement may be executed and delivered in any number of counterparts (and in engrossment, photocopy or facsimile form). All counterparts (including engrossment, photocopy or facsimile forms thereof), taken together will be taken to constitute one and the same instrument.

4.       GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Isle of Man.


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

                                     EXHIBIT
                                       TO
                                    AGREEMENT
                                 RELATING TO THE
                     CARNIVAL CORPORATION DEED OF GUARANTEE


                          NOTE TO THE DEED OF GUARANTEE
                          -----------------------------
                           RELATING TO THE U.S. NOTES
                           --------------------------


Pursuant to a written agreement made on July 15, 2003 between Carnival Corporation and Carnival plc (formerly, P&O Princess Cruises plc), Carnival Corporation and Carnival plc agreed that, effective July 15, 2003, the following shall constitute an Obligation under the Deed of Guarantee:

o the principal and interest in respect of the 7.30% Notes due 2007 and the 7.875% Debentures due 2027 of Carnival plc (the "U.S. NOTES"), which are governed by an Indenture dated October 23, 2000 (the "PRINCIPAL INDENTURE") between Carnival plc, P&O Princess Cruises International Limited and The Bank of New York, as trustee, as supplemented, pursuant to Article 9 of the Principal Indenture, by a first supplemental indenture dated July 15, 2003 between Carnival plc, P&O Princess Cruises International Limited and The Bank of New York, as trustee, (the "FIRST SUPPLEMENTAL INDENTURE" and, together with the Principal Indenture, and any other supplemental indenture thereto or any amendment or restatement thereof, all as from time to time modified in accordance with the provisions therein, the "INDENTURE"); and all other monetary obligations of Carnival plc under, or pursuant to, the U.S. Notes and the Indenture.




Dated:   July 15, 2003


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


IN WITNESS OF WHICH THIS AGREEMENT HAS BEEN EXECUTED AS A DEED AND HAS BEEN DELIVERED ON THE DATE WHICH APPEARS FIRST ON PAGE 1.

EXECUTED AS A DEED BY
CARNIVAL CORPORATION
acting by duly authorised officers


     /s/ Gerald R. Cahill
---------------------------------------
Name:    Gerald R. Cahill
Title:   Senior Vice President Finance and
         Chief Financial Officer

CARNIVAL CORPORATION
acting by duly authorised officers


     /s/ Arnaldo Perez
---------------------------------------
Name:    Arnaldo Perez
Title:   Senior Vice President, General Counsel
         and Secretary

EXECUTED as a DEED by                       )           /s/ Arnaldo Perez
CARNIVAL PLC                                )           ------------------------
acting by its duly appointed attorneys      )               Arnaldo Perez
                                                            (Attorney)


Witness's signature:         /s/ Joshua Weinstein
                     --------------------------------------
Name:                            Joshua Weinstein
Address:                         3273 Coacoochee St.
                                 Miami, FL 33133
Occupation:                      Lawyer


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